SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14(a) of
                          the Securities Exchange Act of 1934

Filed by the registrant       / /
Filed by a party other than the registrant  /x/
Check the appropriate box:

/ /  Preliminary proxy statement

/x/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


- ------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 BEL FUSE INC.
- ------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          --------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1) the filing fee is based on the proposed maximum aggregate value of the transaction calculated as the sum of (i) 2,000,000 shares of Registrant's Common Stock times $18.25, the average of the high and low prices as reported by the NASDAQ/NMS on December 16, 1993 and (ii) $10,000 the cash portion of the consideration to be paid by the registrant in the proposed transaction.

     (4)  Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Excbange Act Rule 1-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          --------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

          --------------------------------------------------------------

     (3)  Filing party:
          Registrant

          --------------------------------------------------------------

     (4)  Date filed:

          --------------------------------------------------------------

- ------------

(i) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                [BEL FUSE LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                                 BEL FUSE INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Bel Fuse Inc. will be held at the Newark Airport Marriott Hotel, Newark International Airport, Newark, New Jersey 07114, on Thursday, May 25, 1995 at 2:00 P.M. for the following purposes:

     1.   To elect two directors.

     2. To consider and act upon other matters which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 10, 1995 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

                                         By Order of the Board of Directors


                                         ROBERT H. SIMANDL, Secretary

Jersey City, New Jersey
April 27, 1995

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                 BEL FUSE INC.

                                 --------------

                                PROXY STATEMENT

                                 --------------

     The following statement is furnished in connection with the solicitation by the Board of Directors of Bel Fuse Inc. ("Bel" or the "Company"), a New Jersey corporation with its principal executive offices at 198 Van Vorst Street, Jersey City, New Jersey 07302, of proxies to be used at Bel's Annual Meeting of Shareholders to be held at the Newark Airport Marriott Hotel, Newark International Airport, Newark, New Jersey, 07114 on Thursday, May 25, 1995 at 2:00 P.M. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about April 27, 1995.

Voting; Revocation of Proxies

     A form of proxy is enclosed for use at the Annual Meeting if a shareholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the secretary of the meeting. A subsequently dated proxy will, if properly presented, revoke a prior proxy. Any shareholder may attend the meeting and vote in person whether or not he has previously given a proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If a proxy is signed but no specification is given, the shares will be voted to elect the Board's nominees to the Board of Directors.

Proxy Solicitation

     The entire cost of soliciting these proxies will be borne by Bel. In following up the original solicitation of the proxies by mail, Bel may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock held of record by such persons and may reimburse them for their expenses in so doing. If necessary, Bel may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

Vote Required; Shares Entitled to Vote; Principal Shareholders

     The presence in person or by proxy of holders of a majority of the outstanding shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), will constitute a quorum for the transaction of business at the Company's Annual Meeting. Assuming that a quorum is present, the election of directors will require the affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those cast "for" or "against" are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting. Holders of Common Stock are not entitled to cumulative voting in the election of directors.

     Holders of record of the Common Stock at the close of business on April 10, 1995 (the record date fixed by the Board of Directors) will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 4,976,445 shares of Common Stock outstanding and entitled to vote at the meeting. Each such share is entitled to one vote on all matters to come before the meeting.

     The Company's management is not aware of any individual or entity that owned of record or beneficially more than five percent of the Common Stock as of March 15, 1995 other than Elliot Bernstein, Howard B. Bernstein, Daniel Bernstein, Dimensional Fund Advisors Inc. ("Dimensional") and FMR Corp. ("FMR"). Elliot Bernstein is the Chairman of the Board, Chief Executive Officer and a Director of the Company. Howard B. Bernstein is a Director of the Company. Daniel Bernstein is President and a Director of the Company. The business address of Elliot Bernstein, Howard B. Bernstein and Daniel Bernstein is 198 Van Vorst Street, Jersey City, New Jersey 07302. For information regarding the number of shares owned by Elliot Bernstein, Howard B. Bernstein and Daniel Bernstein, see "Election of Directors."

     Pursuant to filings made by Dimensional and FMR with the Securities and Exchange Commission, these entities beneficially owned the following number of shares of the Company's Common Stock as of December 31, 1994:

    Name and Address of                    Amount and Nature         Percent of
     Beneficial Owner                  of Beneficial Ownership         Class
    -------------------                -----------------------       ----------
Dimensional Fund Advisors, Inc. .......      327,600(A)                  6.6%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401

FMR Corp. .............................      427,900(B)                  8.6
  82 Devonshire Street
  Boston, MA 02109

- ------------

(A)  All of these shares are owned by advisory clients of Dimensional.

(B) Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR and an investment adviser registered under the Investment Advisers Act of 1940, may be deemed to be the beneficial owner of the shares listed above as a result of acting as investment adviser to several of Fidelity's investment companies (the "Funds"). Edward C. Johnson 3d (Chairman of FMR), FMR through its control of Fidelity, and the Funds each has sole power to dispose of these 427,900 shares. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 427,900 shares or 8.6% of the Common Stock outstanding. Fidelity Low-Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Neither FMR nor Edward C. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees.

The information furnished in Notes A and B above is based on filings made by Dimensional and FMR with the Securities and Exchange Commission.

1996 Annual Meeting; Nominations

     Shareholders intending to present proposals at the 1996 Annual Meeting of Shareholders must deliver their written proposals to the Company no later than December 27, 1995 in order for such proposals to be eligible for inclusion in the Company's proxy statement and proxy card relating to next year's meeting.

                             ELECTION OF DIRECTORS

     The Company's directors are elected on a staggered term basis, with each class of directors being as nearly equal as possible, and standing for re-election once in each three-year period. The holders of the Common Stock will elect two directors for three year terms at the Annual Meeting.

     Unless a shareholder either indicates "withhold authority" on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election as a director of the persons named in Table I below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for said nominees if they, for any reason presently unknown, cannot be candidates for election.

     Table I sets forth the name and age of each of the nominees for election to the Board of Directors, the positions and offices presently held by each such person within Bel, the period during which each such person has served on the Board of Directors of Bel, the expiration of his term, the principal occupations and employment of each such person during the past five years, and the number of shares of Bel's Common Stock which he beneficially owned as of March 15, 1995. Table II sets forth comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years. Unless otherwise stated in the footnotes following the tables, the nominees and other directors listed in the tables have sole power to vote and dispose of the shares which they beneficially owned as of March 15, 1995.

                                    TABLE I
                       NOMINEES FOR ELECTION AS DIRECTOR

                                                                                       Shares Beneficially Owned
                                                                                         as of March 15, 1995(A)
                                                                                       -------------------------
                             Director Expiration                                         Number         Percent
      Name and Age             Since    of Term           Business Experience           of Shares      of Class
      ------------             -----    -------    -------------------------------      ----------     --------
Daniel Bernstein, 41 .....     1986      1998      President (June 1992 to Present)     280,105(C)       5.6%
                                                     of the Company; Vice President
                                                     and Treasurer of the Company
                                                     (prior years to June 1992);
                                                     Managing Director of the
                                                     Company's Macau subsidiary
                                                     (1991 to Present)(B).

David Olsan, 62 ..........     1986      1998      Managing Director of Stuyvesant        3,200            *
                                                     Capital Management Corp.
                                                     (1988 to Present).

                                    TABLE II
                                OTHER DIRECTORS

                                                                                       Shares Beneficially Owned
                                                                                         as of March 15, 1995(A)
                                                                                       -------------------------
                             Director Expiration                                         Number         Percent
      Name and Age             Since    of Term           Business Experience           of Shares      of Class
      ------------             -----    -------    -------------------------------      ----------     --------
Elliot Bernstein, 71 .....     1949      1996      Chairman of the Board (June          549,975(D)      11.0%
                                                     1992 to Present) and Chief
                                                     Executive Officer of the
                                                     Company; President of the
                                                     Company (prior years to June
                                                     1992)(B)

Howard B. Bernstein, 69 ..     1954      1997      Former consultant to the             319,300(E)       6.4%
                                                     Company (1986 to 1990)(B).

Peter Gilbert, 47 ........     1987      1996      President and Chief Executive            200            *
                                                     Officer of The Gilbert
                                                     Manufacturing Company, [a
                                                     division of Larsdale, Inc.,
                                                     Boston, Massachusetts]
                                                     (manufacturer of electrical
                                                     components).

Robert H. Simandl, 66 ....     1967      1996      Secretary of the Company;              5,170(F)         *
                                                     Practicing Attorney; Member of
                                                     the law firm of Simandl & Gerr
                                                     (January 1992 to January 1995);
                                                     member of the law firm of Robert
                                                     H. Simandl, Counselor of Law
                                                     (prior years).
- --------------

(A)  There were 4,975,445 shares of Common Stock outstanding as of March 15,
     1995.

(B) Messrs. Elliot and Howard B. Bernstein are brothers. Daniel Bernstein is Elliot Bernstein's son and Howard B. Bernstein's nephew.

(C) Includes 15,000 shares exercisable by Daniel Bernstein upon the exercise of stock options and 32,000 shares held by Daniel Bernstein as trustee for his children. Also includes 2,341 shares allocated to Daniel Bernstein in the Company's 401(k) Plan over which he has voting but no investment power.

(D) Includes 25,000 shares exercisable by Elliot Bernstein upon the exercise of stock options, 26,800 shares held of record by Elliot Bernstein's wife and 32,600 shares owned by a not-for-profit foundation of which Mr. Bernstein is President and Trustee. Also includes an aggregate of 8,655 shares allocated to Elliot Bernstein in the Company's Far East Retirement Plan over which he has voting but no investment power.

(E) Includes 500 shares held of record by Howard Bernstein's wife. Mr. Bernstein disclaims beneficial ownership of these shares.

(F)  Includes 4,400 shares held of record by Mr. Simandl's wife.

* Shares constitute less than one percent of the shares of Common Stock outstanding.

                                       4

     The current executive officers and directors of Bel as a group (9 persons) beneficially owned 1,184,256 shares of Common Stock (or 23.6% of the outstanding shares of Common Stock) as of March 15, 1995, including 46,250 shares exercisable upon the exercise of stock options and 17,864 shares allocated in the Company's 401(k) Plan and Far East Retirement Plan over which they have voting but no investment power.

     Of the shares of Common Stock beneficially owned by the Company's Named Officers (as defined below), the tables above present information regarding the beneficial ownership of the Company's Chairman of the Board and Chief Executive Officer (Mr. Elliot Bernstein) and President (Mr. Daniel Bernstein). The other Named Officers beneficially owned the following number of shares as of March 15, 1995, all of which constituted less than one percent of the shares of Common Stock outstanding: Arnold Sutta, 12,385 shares, including 3,947 shares allocated to Mr. Sutta in the Company's 401(k) Plan over which he has voting but no investment power; and Colin Dunn, 7,232 shares, representing 6,250 shares exercisable by Mr. Dunn upon the exercise of stock options and 982 shares allocated to Mr. Dunn in the Company's 401(k) Plan over which he has voting but no investment power. Mr. Donald Morehouse, who is also a Named Officer for purposes of the Summary Compensation Table contained herein, died on February 16, 1995. As of March 15, 1995, Mr. Morehouse's estate owned 7,000 shares of Common Stock, including 4,194 shares allocated to Mr. Morehouse in the Company's 401(k) Plan over which he had voting but no investment power.

Summary of Cash and Certain Other Compensation

     The following table sets forth, for the fiscal years ended December 31, 1992, 1993 and 1994, the annual and long-term compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers of Bel during 1994 (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term
                                                                                Compensation Awards
                                                    Annual Compensation        ---------------------
                                              -------------------------------  Securities Underlying    All Other
Name and Principal Position         Year       Salary        Bonus   Other(B)      Options/SARs(#)    Compensation(C)
- ---------------------------         ----      --------       -----   --------  ---------------------  ---------------
Elliot Bernstein ..............     1994      $350,000        --       --               20,000           $31,756
  Chairman and Chief                1993       350,000        --       --                  --             31,256
  Executive Officer                 1992       350,000        --       --                  --             36,983

Daniel Bernstein ..............     1994       111,466        --       --               20,000            10,677
  President                         1993       111,115        --       --                  --              8,285
                                    1992       105,500        --       --                  --              9,918

Arnold Sutta ..................     1994       114,195        --       --                  --              6,728
  Vice President                    1993       112,701        --       --                  --              4,991
                                    1992       114,240        --       --                  --              5,797

Donald Morehouse ..............     1994       112,681        --       --                  --              7,009
  Vice President                    1993       111,971        --       --                  --              4,159
                                    1992       112,716        --       --                  --              4,466

Colin Dunn ....................     1994       114,808        --       --               15,000             5,720
  Vice President                    1993       114,231        --       --                  --              3,951
   and Treasurer                    1992       109,237(A)     --       --                  --              3,480

- --------------

(A) The table above presents information regarding Mr. Dunn's compensation throughout 1992, including periods during which he was not an executive officer of the Company.

(B) During 1994, no Named Officer received perquisites (i.e., personal benefits) in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus.

(C) Compensation reported under this column for 1994 includes: (i) contributions of $24,500 for Mr. Bernstein to the Company's Far East Retirement Plan and contributions of $6,677, $6,728, $7,009 and $5,720, respectively, for Messrs. Daniel Bernstein, Sutta, Morehouse and Dunn, respectively, to the Company's 401(k) Plan, to match 1994 pre-tax elective deferral contributions (included under "Salary") made by each Named Officer to such Plans, such contributions being made in shares of the Company's Common Stock, (ii) $4,000 paid to each of Mr. Elliot Bernstein and Mr. Daniel Bernstein as directors' fees, and (iii) $3,256 paid by the Company as a premium for term life insurance for Mr. Elliot Bernstein.

                                       6

Stock Option Grants

     The Company maintains a Stock Option Plan (the "Option Plan") for employees. The options granted under the Option Plan generally have terms of five years and terminate at or within a specified period of time after the optionee's employment with the Company ends. Options are exercisable in installments determined at the date of grant. The following table contains information regarding the grant of stock options under the Option Plan to the Named Officers during the year ended December 31, 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                 Individual Grants                        Potential Realizable
                                ------------------------------------------------------      Value at Assumed
                                  Number of   Percent of Total                            Annual Rates of Stock
                                 Securities     Options/SARs                                Price Appreciation
                                 Underlying      Granted to   Exercise or                   For Option Term(A)
                                Options/SARs      Employees   Base Price   Expiration       -------------------
Name                             Granted (#)       in 1994      ($/sh.)       Date           5%($)       10%($)
- -----                           ------------     -----------  ----------   -----------      ------       ------
Elliot Bernstein .............     20,000           10.7         7.70       9/27/1999       25,200       71,400
Daniel Bernstein .............     20,000           10.7         7.70       9/27/1999       25,200       71,400
Arnold Sutta .................        --             --           --           --              --           --
Donald Morehouse .............        --             --           --           --              --           --
Colin Dunn ...................     15,000            8.0         7.00       9/27/1999       29,400       64,050

- ------------

(A) Amounts represent hypothetical gains that could be achieved if the listed options were exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10%, compounded annually from the date the options were granted to their expiration date, based upon the fair market value of the Common Stock as of the date the options were granted. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon the future performance of the Company and overall financial market conditions. There can be no assurance that amounts reflected in this table will be achieved.

Option Exercises and Holdings

     The following table sets forth information regarding stock option exercises by the Named Officers during the year ended December 31, 1994, including the aggregate value of gains on the date of exercise. In addition, the following table provides data regarding the number of shares covered by both exercisable and non-exercisable stock options at December 31, 1994. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of existing options and $8.25, the closing sale price of the Company's Common Stock on December 30, 1994.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES


                                                                                              Value of Unexercised
                                Common      Value realized         Number of Securities            In-the-Money
                                Shares       (Market Price        Underlying Unexercised           Options/SARs
                               Acquired       on Exercise      Options/SARs at Year-End (#)       at Year-End ($)
                                  on           Date Less       ---------------------------- ---------------------------
Name                         Exercise (#)  Exercise Price) ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
- ----                         ------------  -------------------  -----------  -------------  -----------  --------------
Elliot Bernstein                   --               --             25,000        20,000       147,750       11,000
Daniel Bernstein                   --               --             15,000        20,000        88,650       11,000
Arnold Sutta                     2,813            9,494              --            --            --           --
Donald Morehouse                 2,806           11,750              --            --            --           --
Colin Dunn                         --               --              6,250        15,000        28,125       18,750

The Board of Directors; Committees of the Board; Directors' Compensation

     The Company's Board of Directors holds a regular meeting immediately before the Annual Meeting of Shareholders and meets on other occasions throughout the year. During 1994, the Board held four meetings.

     Bel's Board has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee is composed of Messrs. Elliot Bernstein, Daniel Bernstein and Robert H. Simandl; the Compensation Committee is composed of Messrs. Peter Gilbert and Robert H. Simandl; the Audit Committee is composed of Messrs. Peter Gilbert and David Olsan. The function of the Executive Committee is to act in the place of the Board when the Board cannot be convened. The Compensation Committee is charged with the responsibility of administering the Company's Stock Option Plan and also reviews the compensation of Bel's executive officers. The Audit Committee reviews significant audit and accounting principles, policies and practices, and meets with the Company's independent auditors. During 1994, the Executive Committee held one meeting, the Compensation Committee held two meetings and the Audit Committee held two meetings.

     All directors of the Company's foreign subsidiaries receive an annual fee of $4,000. In 1994, directors of the Company received an annual retainer of $6,000, $750 for each Board meeting they attend and $500 for each committee meeting which they attend. Directors who are executive officers of the Company will not receive directors' fees otherwise payable to directors of the Company, but will receive an annual retainer of $4,000 if they are directors of the Company's foreign subsidiaries. During 1994, Mr. David Olsan received an aggregate of $5,000 as reimbursement for expenses incurred in performing certain investment activities on behalf of the Company.

Performance Graph

     The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 1989 in (i) Bel's Common Stock, (ii) the NASDAQ Stock Index, and (iii) the NASDAQ Electronic Components Stock Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends and increases or decreases in market prices.

                Comparison of Five Year-Cumulative Total Returns
                             Performance Graph for
                                 BEL FUSE INC.

Prepared by the Center for Research in Security Prices

                                            12/29/89    12/31/90    12/31/91    12/31/92    12/31/93    12/30/94
                                            --------    --------    --------    --------    --------    --------
Bel Fuse ................................     100         57.6        212.1       430.3       206.1       200.0
Nasdaq Stock Market (US Companies) ......     100         84.9        136.3       158.6       180.9       176.9
Nasdaq Electronic Components Stocks .....     100         97.0        138.2       215.9       296.5       328.1

- ---------

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.   The index level for all series was set to $100.0 on 12/29/89.

                                       9

Compensation Committee Report on Executive Compensation

     Decisions on compensation of Bel's executive officers generally are made by the Compensation Committee of the Board of Directors (the "Committee"). Each member of the Committee is a non-employee director of Bel. Pursuant to Securities and Exchange Commission rules designed to enhance disclosure of corporate policies regarding executive compensation, Bel has set forth below a report submitted by the Committee addressing Bel's compensation policies for 1994 as they affected Elliot Bernstein (the Chief Executive Officer) and the other Named Officers.

     The goals of Bel's compensation policies for executive officers are to provide a competitive level of base salary and other benefits to attract, retain and motivate high caliber personnel.

     The Company's compensation program consists primarily of base salary and long-term incentive awards. In making its compensation decisions, the Committee analyzes the Company's performance, the individual's performance in terms of the fulfillment of responsibilities related to the applicable position, and the individual's contribution to the Company.

     Executive officers receive performance and salary reviews each year. Salary increases are based on an evaluation of the extent to which a particular executive officer is determined to have assisted the Company in meeting its business objectives and in contributing to the growth and performance of the Company.

     The Company and the Chief Executive Officer agreed in each of the last three years that the Chief Executive Officer's salary would not be increased. The salary of Daniel Bernstein, President of the Company, was raised during 1993 to reflect Mr. Bernstein's increased responsibilities and his performance of those responsibilities as President of the Company. The salaries of Messrs. Sutta and Morehouse (who died in February 1995) remained relatively constant during the past three years. The salary of Mr. Dunn, who became an executive officer during 1992, was increased in 1993 to reflect his increased responsibilities.

     The Company's long-term incentive award program includes the grant of stock options. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. All of the Company's stock options have been granted at exercise prices at least equal to the market price on the grant date. During 1994, the Committee granted stock options to Elliot Bernstein, Daniel Bernstein and Colin Dunn. The Committee believed that the grant of these options was appropriate to reward the individuals for their continued loyalty to the Company and their efforts on the Company's behalf as well as to motivate them to continue to perform in the future. The Committee believed that the option grants were appropriate in light of the performance of these individuals, despite the fact that the Company incurred a loss for 1994.

     Pursuant to the Company's domestic 401(k) Plan and Far East Retirement Plan, the Company makes matching contributions of pre-tax elective deferral contributions made by executive officers. The Company's matching contributions are made in shares of Bel's Common Stock. Bel believes that these plans are an important element in executive long-term compensation and foster the retention and motivation of qualified executives.

     During 1993, the Omnibus Reconciliation Act of 1993 was enacted. This Act includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Company's five highest paid officers beginning in 1994. Based on preliminary regulations issued by the Internal Revenue Service and an analysis by the Company to date, the Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance-based compensation. The Committee and the entire Board of Directors will continue to evaluate the impact of this legislation on Bel's compensation program and intends to submit appropriate proposals to stockholders at future meetings if necessary in order to maintain the deductibility of executive compensation.

                                              Respectfully submitted,


                                                ROBERT H. SIMANDL
                                                PETER GILBERT

Compensation Committee Interlocks and Insider Participation

     Robert H. Simandl served as a member of the Compensation Committee of the Company's Board of Directors during 1994. Mr. Simandl has served as the Company's Secretary for more than the past five years.

     Mr. Simandl and his predecessor firms have served as general counsel to the Company for more than five years. Fees received by Mr. Simandl's firm from the Company during 1994 were not material. The Company will retain Mr. Simandl in 1995.

Relationship With Independent Public Accountants

     Deloitte & Touche LLP, independent certified public accountants, has been selected by the Board of Directors to audit and report on Bel's financial statements for the year ending December 31, 1995. Deloitte & Touche LLP began auditing Bel in 1983. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires. The representative is expected to be available to respond to appropriate questions from shareholders.

Other Matters

     At the time this Proxy Statement was mailed to shareholders, management was not aware that any matter other than the election of directors would be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

                                             By Order of the Board of Directors


                                             ROBERT H. SIMANDL
                                             Secretary

Dated: April 27, 1995

     A copy of the Company's annual report for the year ended December 31, 1994, including financial statements, accompanies this Proxy Statement. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                 BEL FUSE INC.
               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS,
                                  May 25, 1995

     The undersigned hereby appoints Howard B. Bernstein, Robert H. Simandl and Peter Gilbert, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the shareholders of the Company to be held on May 25, 1995, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

1. Election of the Board's nominees for Director. (The Board of Directors recommends a vote "FOR".)

     FOR the nominees listed below (except as marked to the contrary below) [ ]

     WITHHOLD AUTHORITY to vote for the nominees listed below               [ ]

          Nominees: Daniel Bernstein and David Olsan

     INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write the nominee's name in the space provided below.

- -------------------------------------------------------------------

2. Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.


UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR THE BOARD'S NOMINEES.

                                          Dated: _____________________ , 1995

                                          Signed ____________________________

                                                 ____________________________

                                          Please sign this proxy and return it
                                          promptly whether or not you expect to
                                          attend the meeting. You may
                                          nevertheless vote in person if you
                                          attend.

                                          Please sign exactly as your name
                                          appears hereon. Give full title if an
                                          Attorney, Executor, Administrator,
                                          Trustee, Guardian, etc.

                                          For an account in the name of two or
                                          more persons, each should sign, or if
                                          one signs, he should attach evidence
                                          of his authority.